                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated May 20, 2003, except for Note 26, as to which the date is June 4, 2003, relating to the consolidated financial statements of OJSC Mobile TeleSystems and subsidiaries, included in Deutsche
Telekom AG's Annual Report on Form 20-F/A for the year ended December 31, 2002.

June 26, 2003

ZAO Deloitte and Touche CIS
Moscow, Russia